Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of the 4th day of April 2017, by and among theMaven, Inc., a Delaware corporation (the “Company”), MDB Capital Group, LLC, a Texas limited liability company (the “Placement Agent”), and each individual or entity named on the Schedule of Buyers attached hereto (each such individual or entity, individually, a “Buyer” and all of such individuals or entities, collectively, the “Buyers”).

RECITALS

A.            Subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder, the Company desires to issue and sell to each Buyer, and each Buyer, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

B.           In connection with the offering of Shares contemplated by this Agreement (the “Offering”), the Company and the Placement Agent have entered into a letter agreement (the “Engagement Letter”) pursuant to which, among other things, the Placement Agent is entitled to receive certain Shares as partial consideration for its services to the Company in connection with the Offering.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I

RECITALS, EXHIBITS, SCHEDULES

The foregoing recitals are true and correct and, together with the Schedules and Exhibits referred to hereafter, are hereby incorporated into this Agreement by this reference.

ARTICLE II

DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in this Article as follows:

2.1           “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

2.2           “Assets” means all of the properties and assets of the Company and its Operating Subs, whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

2.3           “Buyer’s Purchase Price” shall mean, with respect to any Buyer, the “Purchase Price” opposite such Buyer’s name on the Schedule of Buyers.

2.4           “Claims” means any Proceedings, Judgments, Obligations, known threats, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses of any nature or kind.

2.5           “Common Stock” means the Company’s common stock, $0.01 par value per share.

2.6           “Consent” means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

2.7           “Contract” means any written contract, agreement, order or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, shareholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call or put.

2.8           “Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

2.9           “Environmental Requirements” means all Laws and requirements relating to human, health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Materials.

2.10         “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.11         “GAAP” means generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, the SEC or of such other Person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue, and as applied in the U.S. to U.S. companies.

2

2.12         “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

2.13         “Hazardous Materials” means: (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCB’s); (ii) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants” or words of similar import, under any Law; and (iii) any other chemical, material, substance, or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Authority.

2.14         “Judgment” means any final order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

2.15         “Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority applicable to the Company.

2.16         “Leases” means all leases for real or personal property.

2.17         “Material Adverse Effect” means with respect to the event, item or question at issue, that such event, item or question would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any of the Transaction Documents; (ii) a material adverse effect on the results of operations, Assets, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole; or (iii) a material adverse effect on the Company’s or its subsidiaries’ ability to perform, on a timely basis, its or their respective Obligations under this Agreement or any Transaction Documents.

2.18         “Material Contract” means any Contract to which the Company or any subsidiary thereof is a party or by which they or their respective assets is bound which is required to be filed as an exhibit to the Company’s filings with the SEC pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K promulgated by the SEC, and by its terms has current obligations to be performed by the parties thereto, without regard to any statute of limitations periods during which an obligation may be enforced.

2.19         “Obligation” means any debt, liability or obligation of any nature whatsoever, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known or unknown, or obligations under executory Contracts.

2.20         “Ordinary Course of Business” means the ordinary course of business of the Company consistent with its past custom and practice since November 7, 2016 (including with respect to quantity, quality and frequency).

3

2.21         “Permit” means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

2.22         “Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, limited liability company, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

2.23         “Principal Trading Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Markets, including the Bulletin Board and Pink Sheets, the NYSE Euronext or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

2.24         “Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

2.25         “Real Property” means any real estate, land, building, structure, improvement, fixture or other real property of any nature whatsoever, including, but not limited to, fee and leasehold interests.

2.26         “Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Buyers, in the form of Exhibit A attached hereto.

2.27         “SEC” means the United States Securities and Exchange Commission.

2.28         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.29         “Tax” means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (ii) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (iii) any deficiency, interest or penalty imposed with respect to any of the foregoing.

2.30         “Tax Return” means any tax return, filing, declaration, information statement or other form or document required to be filed in connection with or with respect to any Tax.

2.31         “Transaction Documents” means this Agreement, the Registration Rights Agreement and the Engagement Letter, executed in connection with the transactions contemplated hereunder.

4

ARTICLE III

INTERPRETATION

In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” or “Schedule” refer to the respective Exhibits and Schedules annexed hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” mean a Person not a party to this Agreement; (v) the terms “dollars” and “$” means U.S. dollars; (vi) wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.”

ARTICLE IV

PURCHASE AND SALE

4.1           Sale and Issuance of Shares.

(a)          Subject to the terms and conditions of this Agreement, each Buyer agrees, severally and not jointly, to subscribe for and purchase, and upon acceptance by the Company of each such subscription, it agrees to sell and issue to each Buyer, the number of shares of Common Stock (the “Shares” or sometimes referred to as the “Securities”) set forth on the signature page to this Agreement. The Shares purchased shall be sold at a cash purchase price of $1.00 per Share (the “Purchase Price”). The Company’s agreement with each Buyer is a separate agreement, and the sale and issuance of the Shares to each Buyer is a separate sale and issuance from all other sales and issuances to other Buyers who purchase Securities in this Offering.

(b)          Upon each and every sale of Securities by the Company, it will pay to the Placement Agent a cash fee of 5% of the gross Purchase Price paid by each Buyer (the “Cash Fee”). In addition to the Cash Fee, upon each sale of Securities to Buyers who are also MDB Investors (as defined in the Engagement Letter), the Company shall issue to the Placement Agent, for no additional consideration and pursuant to the terms of the Engagement Letter, a number of Shares equal to (x) the aggregate number of Shares being acquired by such MDB Investors, multiplied by (y) 5.0%, rounded down to the nearest whole Share.

4.2           Subscription Acceptance. The Shares are being sold on a rolling basis, which means that the Company may accept a subscription for the sale of Shares to one or more Buyers from time to time, individually or in groups of subscriptions. The Purchase Price will be paid into the accounts of the Company, not into an escrow or other segregated account, at the time of each Buyer’s subscription and payment for Shares issued and sold by the Company pursuant to this Agreement. The funds paid by the Buyers to the Company pursuant to the terms of this Agreement will be subject to the creditors of the Company upon payment by the Buyer to the Company, even if the subscription is not yet accepted by the Company. Each subscription will be irrevocable once submitted by each Buyer; provided, however, that the Company may reject any subscription of any Buyer in the Company’s sole discretion. If the Company rejects a subscription from a Buyer, it will return the Purchase Price paid in respect thereof promptly, without deduction or interest. The purchase, sale and issuance of the Shares pursuant to this Agreement shall take place at the offices of Golenbock Eiseman Assor Bell & Peskoe LLP, 711 Third Avenue, New York, New York 10017, or such other location as the parties shall mutually agree, no later than the second business day following the satisfaction or waiver of the conditions provided in Articles VIII and IX of this Agreement.

5

4.3           Form of Payment; Delivery. Substantially concurrently with the delivery of an executed copy of this Agreement to the Company, the Buyer purchasing and subscribing for Shares shall deliver to the Company, for deposit in an account designated by the Company, the Buyer’s Purchase Price against delivery of the Shares being issued and sold.

ARTICLE V

BUYERS’ REPRESENTATIONS AND WARRANTIES

Each Buyer represents and warrants to the Company and the Placement Agent, severally and not jointly, that:

5.1           Investment Purpose. Such Buyer is acquiring the Securities for his, her or its own account, for investment only, and not with a view towards or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Securities Act. Such Buyer acknowledges that a legend will be placed on the certificates representing the Securities in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COUNSEL TO THE ISSUER.

5.2           Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D, as promulgated under the Securities Act.

5.3           Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to him, her or it in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Shares.

6

5.4           Information. Such Buyer and his, her or its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and other information such Buyer deemed material to making an informed investment decision regarding his, her or its purchase of the Shares, which have been requested by such Buyer. Such Buyer acknowledges that he, she or it has received, reviewed and/or had access to a copy of each of the SEC Documents. Among other things, such Buyer has carefully considered (a) each of the risks described under the heading “Risk Factors” in the Company’s Form 8-K filed November 7, 2016 (SEC Accession No. 0001144204-16-131889) and the other disclosure in that Form 8-K, (b) the additional risk factors set forth on Exhibit B hereto, (c) the Company’s Form 8-K filed on February 21, 2017 (SEC Accession No. 0001144204-17-010206), and (d) the other SEC Documents. Such Buyer and his, her or its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Such Buyer understands that his, her or its investment in the Securities involves a high degree of risk. Such Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Buyer to obtain information from the Company in order to evaluate the merits and risks of his, her or its investment in the Shares. Such Buyer has sought such accounting, legal and tax advice as he, she or it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Without limiting the foregoing, such Buyer has carefully considered the potential risks relating to the Company and a purchase of the Securities, and fully understands that the Securities are a speculative investment that involves a high degree of risk of loss of the Buyer’s entire investment in the Company. Such Buyer can afford to lose his, her or its entire investment in the Company.

5.5           No Minimum Offering Amount; Special Risk of Investment. The Company makes no representation or warranty to any Buyer regarding the aggregate proceeds the Company shall receive in connection with the issuance and sale of Shares pursuant to this Agreement. There is no minimum Offering size. Each Buyer also understands that the Company may not obtain sufficient funds from this Offering to implement its current phase of its business plan as set forth in the SEC Documents. Each Buyer understands that the Company may accept or reject such Buyer’s subscription and purchase of Shares hereunder, at any time, in the Company’s sole discretion. Additionally, Buyers that subscribe for Shares, whose subscriptions are accepted early in the process of the Offering, bear a greater risk in respect of their investment because the Company may not raise sufficient funds to implement its business plan. Buyers who acquire Shares earlier in the Offering process will not receive any additional benefits, payments or other privileges as a result of such earlier investment. Such Buyer’s Purchase Price, when paid to the Company, will be deposited in the Company’s bank accounts and will be commingled with the general funds of the Company, subject to the demands of any creditors. Any officer or director of the Company or the Placement Agent, or any of such parties’ affiliates, may participate in the Offering.

5.6           No Governmental Review. Such Buyer understands that no United States federal or state Governmental Authority has passed on or made any recommendation or endorsement of the Shares, or the fairness or suitability of an investment in the Securities or the Company, nor have such Governmental Authorities passed upon or endorsed the merits of the Offering.

7

5.7           Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

5.8           General Solicitation. Such Buyer is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Such Buyer represents that he, she or it had a relationship with the Placement Agent or the Company preceding its decision to purchase the Shares from the Company.

5.9           Residency. If the Buyer is an individual, then such Buyer resides in the state or province identified on the signature pages hereto as the address for such Buyer. If the Buyer is a partnership, corporation, limited liability company or other entity, then the office or offices of such Buyer identified on the signature pages hereto as the address of such Buyer is the location of its principal place of business and such entity is duly organized in its state of formation.

5.10         Brokers and Finders. Other than the Placement Agent, with respect to such Buyer, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Buyer for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Buyer. The Company has agreed to pay a commission to, and reimburse certain expenses of, the Placement Agent in connection with the sale of the Securities. Such Buyer acknowledges that it is purchasing the Securities directly from the Company and not from the Placement Agent.

5.11         FINRA. Such Buyer (i) has had no position, office or other material relationship within the past three years with the Company or Persons known to it to be affiliates of the Company, and (ii) if such Buyer is a member of the Financial Industry Regulatory Authority (“FINRA”) or an associated person of a member of FINRA, such Buyer, together with its affiliates and any other associated persons of such member of FINRA, does not, and at the time of the acceptance by the Company of such Buyer’s subscription for Shares pursuant to this Agreement will not, directly or indirectly have a beneficial interest (as determined under FINRA Rule 5130(i)(1)) of more than 50% of the outstanding voting securities of the Company.

8

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth and disclosed in the Company’s disclosure schedules (“Disclosure Schedules”) attached to this Agreement and made a part hereof, the Company and Operating Sub each hereby makes the following representations and warranties to the Buyer and the Placement Agent. The Disclosure Schedules shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Article VI and certain other sections of this Agreement, and the disclosures in any section or subsection of the Disclosure Schedules shall qualify other sections and subsections in this Article VI only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

6.1           Subsidiaries. Except for the Maven Network Inc., a Nevada corporation (the “Operating Sub”), the Company has no subsidiaries and the Company does not own, directly or indirectly, any outstanding voting securities of or other interests in, or have any control over, any other Person. The Company wholly-owns the Operating Sub. With respect to the Operating Sub, all representations and warranties in this Article VI and elsewhere in this Agreement by the Company shall be deemed repeated and re-made from and by the Operating Sub, as if such representations and warranties were independently made by the Operating Sub, in this Agreement (but modified as necessary in order to give effect to the intent of the parties that such representation and warranty is being made by the Operating Sub, rather than the Company, as applicable; provided, however, that in all cases the Company shall remain liable the breach of any representation and warranty by the Operating Sub). In addition, each representation and warranty contained in this Article VI or otherwise set forth in this Agreement shall be deemed to mean and be construed to include the Company and each of its subsidiaries, as applicable, regardless of whether each of such representations and warranties in Article VI specifically refers to the Company’s subsidiaries or not.

6.2           Organization. The Company, the Operating Sub and their respective subsidiaries are corporations, duly organized, validly existing and in good standing under the Laws of the jurisdiction in which they are incorporated. The Company has the full corporate power and authority and all necessary certificates, licenses, approvals and Permits to: (i) enter into and execute this Agreement and the Transaction Documents and to perform all of its Obligations hereunder and thereunder; and (ii) own and operate its Assets and properties and to conduct and carry on its business as and to the extent now conducted and currently contemplated to be conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its Assets or properties requires such qualification, except to the extent that failure to so qualify will not result in a Material Adverse Effect.

6.3           Authority and Approval of Agreement; Binding Effect. The execution and delivery by the Company of the Transaction Documents (which includes this Agreement), and the performance by the Company of all of its Obligations hereunder and thereunder, including the issuance of the Shares, have been duly and validly authorized and approved by the Company and its board of directors pursuant to all applicable Laws and no other corporate action or Consent on the part of the Company, its board of directors, its stockholders or any other Person is necessary or required by the Company to execute and deliver the Transaction Documents, consummate the transactions contemplated herein and therein, perform all of the Company’s Obligations hereunder and thereunder, or to issue the Shares. Each of the Transaction Documents have been duly and validly executed by the Company (and the officer executing this Agreement and all such other Transaction Documents is duly authorized to act and execute same on behalf of the Company) and constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

9

6.4           Capitalization. As of February 20, 2017, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which 22,047,530 shares of Common Stock are issued and outstanding, and (ii) 1,000,000 shares of preferred stock, of which there are 168 shares of the Series G Preferred Stock issued and outstanding. Also, as of February 20, 2017, the Company has issued options and warrants to purchase 3,098,744 shares of Common Stock. All of such outstanding shares of Common Stock and Series G Preferred Stock have been validly issued and are fully paid and nonassessable. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation.  No shares of Common Stock are subject to preemptive rights or any other similar rights or any Encumbrances suffered or permitted by the Company.  Except as set forth on Schedule 6.4 of the Disclosure Schedules, as of the date hereof: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or Contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries; (collectively, “Derivative Securities”); (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other Contracts or instruments evidencing indebtedness of the Company or any of its subsidiaries, or by which the Company or any of its subsidiaries is or may become bound; (iii) there are no outstanding registration statements with respect to the Company or any of its securities (other than registration statements on Form S-8 filed prior to the date hereof); (iv) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (v) there are no financing statements securing obligations filed in connection with the Company or any of its Assets; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vii) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no Contracts by which the Company is or may become bound to redeem a security of the Company. Except as set forth on Schedule 6.4 of the Disclosure Schedules, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

10

6.5           No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, will not: (i) constitute a violation of or conflict with any provision of the Company’s or any Operating Sub’s certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflict with, or give to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Material Contract; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflict with, any Judgment; (iv) assuming the accuracy of the representations and warranties of the Buyers set forth in Article V above, constitute a violation of, or conflict with, any Law (including United States federal and state securities Laws and the rules and regulations of any market or exchange on which the Common Stock is quoted); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, the Company or any of Company’s Assets. The Company is not in violation of its certificate of incorporation, bylaws or other organizational or governing documents and the Company is not in default or breach (and no event has occurred which with notice or lapse of time or both could put the Company in default or breach) under, and the Company has not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any Material Contract. Except as specifically contemplated by this Agreement, the Company is not required to obtain any Consent of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its Obligations under this Agreement or the Transaction Documents in accordance with the terms hereof or thereof, or to issue and sell the Shares in accordance with the terms hereof. All Consents which the Company is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the date hereof.

6.6           Issuance of Securities. The Shares are duly authorized and, upon issuance in accordance with the terms hereof shall be duly issued, fully paid and non-assessable, and free from all Encumbrances, and, assuming the accuracy of the representations and warranties of the Buyers set forth in Article V above, will be issued in compliance with all applicable United States federal and state securities Laws. Assuming the accuracy of the representations and warranties of the Buyers set forth in Article V above, the offer and sale by the Company of the Shares is exempt from: (i) the registration and prospectus delivery requirements of the Securities Act; and (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws.

11

6.7           SEC Documents; Financial Statements. The Common Stock is registered pursuant to Section 12 of the Exchange Act and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Exchange Act (all of the foregoing filed since November 7, 2016 or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). The Company is current with its filing obligations under the Exchange Act and all SEC Documents have been filed on a timely basis or the Company has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. The Company represents and warrants that true and complete copies of the SEC Documents are available on the SEC’s website (www.sec.gov) at no charge to Buyers, and Buyers acknowledge that each of them may retrieve all SEC Documents from such website and each Buyer’s access to such SEC Documents through such website shall constitute delivery of the SEC Documents to Buyers. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable Law (except as such statements have been amended or updated in subsequent filings prior to the date hereof, which amendments or updates are also part of the SEC Documents). As of their respective dates, the financial statements of the Company included in the SEC Documents (“Financial Statements”) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (except as such Financial Statements have been amended or updated in subsequent filings prior to the date hereof, which amendments or updates are also part of the SEC Documents). All of the Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). To the knowledge of the Company and its officers, no other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

6.8           Absence of Certain Changes. Since the date the last of the SEC Documents was filed with the SEC, none of the following have occurred:

(a)          There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; or

(b)          Except for this Agreement and the other Transaction Documents, there has been no transaction, event, action, development, payment, or other matter of any nature whatsoever entered into by the Company that requires disclosure in an SEC Document which has not been so disclosed.

6.9           Absence of Litigation or Adverse Matters. Except as disclosed in the SEC Documents: (i) there is no Proceeding before or by any Governmental Authority or any other Person, pending, or the best of Company’s knowledge, threatened or contemplated by, against or affecting the Company, its business or Assets; (ii) there is no outstanding Judgments against or affecting the Company, its business or Assets; and (iii) the Company is not in breach or violation of any Material Contract.

6.10         Liabilities of the Company. The Company does not have any Obligations of a nature required by GAAP to be disclosed on a consolidated balance sheet of the Company, except: (i) as disclosed in the Financial Statements; or (ii) incurred in the Ordinary Course of Business since the date of the last Financial Statements filed by the Company with the SEC, or (iii) disclosed on Schedule 6.10 of the Disclosure Schedules.

12

6.11         Title to Assets. The Company has good and marketable title to, or a valid license or leasehold interest in, all of its Assets which are material to the business and operations of the Company as presently conducted and as presently contemplated to be conducted, free and clear of all Encumbrances or restrictions on the transfer or use of same, other than restrictions on transfer or use arising under a license or Lease with respect to such Assets that, individually or in the aggregate, would not have, or be reasonably expected to, materially interfere with the purposes for which they are currently used and for the purposes for which they are proposed to be used. The Company’s Assets are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

6.12         Real Estate.

(a)          Real Property Ownership. The Company does not own any Real Property.

(b)          Real Property Leases. Except pursuant to the Leases described in the SEC Documents (the “Company Leases”), the Company does not lease any Real Property. With respect to each of the Company Leases, except as disclosed in the SEC Documents, (i) the Company has been in peaceful possession of the property leased thereunder and neither the Company nor, to the Company’s knowledge, the landlord is in default thereunder; (ii) no waiver, indulgence or postponement of any of the Obligations thereunder has been granted by the Company or landlord thereunder; and (iii) there exists no event, occurrence, condition or act known to the Company which, upon notice or lapse of time or both, would be or could become a default thereunder or which could result in the termination of the Company Leases, or any of them, or have a Material Adverse Effect on the business of the Company, its Assets or its operations or financial results. The Company has not violated nor breached any provision of any such Company Leases, and all Obligations required to be performed by the Company under any of such Company Leases have been fully, timely and properly performed. If requested by any of the Buyers, the Company has delivered to such Buyers true, correct and complete copies of all Company Leases, including all modifications and amendments thereto, whether in writing or otherwise. The Company has not received any written or oral notice to the effect that any of the Company Leases will not be renewed at the termination of the term of such Company Leases, or that any of such Company Leases will be renewed only at higher rents.

6.13         Material Contracts. An accurate, current and complete copy of each of the Material Contracts is readily available and filed with the SEC as part of the SEC Documents, and each of the Material Contracts constitutes the principal terms of the agreement of the respective parties thereto relating to the subject matter thereof. Each of the Material Contracts is in full force and effect and is a valid and binding Obligation of the parties thereto in accordance with the terms and conditions thereof. The Obligation required to be performed by the Company under each of the Material Contracts have been fully performed in all material respects and the Company is not in default under any of the Material Contracts and, to the knowledge of the Company and its officers, all Obligations required to be performed under the terms of each of the Material Contracts by any party thereto other than the Company have been fully performed by all parties thereto, and no party to any Material Contracts is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration or modification of any Obligation of any party thereto or the creation of any Encumbrance upon any of the Assets of the Company. Further, the Company has received no notice, nor does the Company have any knowledge, of any pending or contemplated termination of any of the Material Contracts and, no such termination is proposed or has been threatened, whether in writing or orally.

13

6.14         Compliance with Laws. Except as set forth on Schedule 6.14 of the Disclosure Schedules, the Company is and at all times has been in material compliance with all Laws. The Company has not received any notice that it is in violation of, has violated, or is under investigation with respect to, or has been threatened to be charged with, any violation of any Law.

6.15         Intellectual Property. The Company owns or possesses adequate and legally enforceable rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other intellectual property rights necessary to conduct its business as now conducted and as currently contemplated to be conducted. The Company has not infringed trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other intellectual property rights of others, and there is no Claim being made or brought against, or to the Company’s knowledge, being threatened against, the Company regarding trademarks, trade names, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other intellectual property infringement; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing.

6.16         Labor and Employment Matters. The Company is not involved in any labor dispute or, to the knowledge of the Company, is any such dispute threatened. To the knowledge of the Company and its officers, none of the Company’s employees is a member of a union and the Company believes that its relations with its employees are good. To the knowledge of the Company and its officers, the Company has complied in all material respects with all Laws relating to employment matters, civil rights and equal employment opportunities.

6.17         Employee Benefit Plans. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any Obligation; the Company has not incurred and does not expect to incur any Obligation under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. To the Company’s knowledge, the Company has promptly paid and discharged all Obligations arising under ERISA of a character which if unpaid or unperformed might result in the imposition of an Encumbrance against any of its Assets or otherwise have a Material Adverse Effect.

14

6.18         Tax Matters. The Company has timely filed all Tax Returns required by any jurisdiction to which it is subject, and each such Tax Return has been prepared in compliance with all applicable Laws, and all such Tax Returns are true and accurate in all respects. Except and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported Taxes in compliance with Law, the Company has timely paid all Taxes shown or determined to be due on such Tax Returns, except those being contested in good faith, and the Company has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any Person. There is no Proceeding or Claim for a refund now in progress, pending or, to the Company’s knowledge, threatened against or with respect to the Company regarding Taxes.

6.19         Insurance. The Company is covered by valid, outstanding and enforceable policies of insurance which were issued to it by reputable insurers of recognized financial responsibility, covering its properties, Assets and businesses against losses and risks normally insured against by other corporations or entities in the same or similar lines of businesses as the Company is engaged and in coverage amounts which are prudent and typically and reasonably carried by such other corporations or entities (the “Insurance Policies”). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Company has complied with the provisions of such Insurance Policies. The Company has not been refused any insurance coverage sought or applied for and the Company does not have any reason to believe that it will not be able to renew its existing Insurance Policies as and when such Insurance Policies expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company. There is no material claim pending under any Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policies.

6.20         Permits. The Company possesses all Permits necessary to conduct its business, and the Company has not received any notice of, and is not otherwise involved in any Proceedings relating to, the revocation or modification of any such Permits. All such Permits are valid and in full force and effect and the Company is in material compliance with the respective requirements of all such Permits.

6.21         Business Location. The Company has no office or place of business other than as identified in the SEC Documents and the Company’s principal executive offices are located in Seattle, Washington. All books and records of the Company and other material Assets of the Company are held or located at the offices and places of business identified in the SEC Documents.

15

6.22         Environmental Laws. The Company is and has at all times been in compliance in all material respects with any and all applicable Environmental Requirements, and there are no pending Claims against the Company relating to any Environmental Requirements, nor to the best knowledge of the Company, is there any basis for any such Claims.

6.23         Illegal Payments. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (or similar anticorruption or antibribery laws of other jurisdictions); or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

6.24         Related Party Transactions. Except as disclosed in the SEC Documents, and except for arm’s length transactions pursuant to which the Company makes payments in the Ordinary Course of Business upon terms no less favorable than the Company could obtain from unaffiliated third parties, none of the officers, directors or employees of the Company, nor any stockholders who own, legally or beneficially, five percent (5%) or more of the issued and outstanding shares of any class of the Company’s capital stock (each a “Material Shareholder”), is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the best knowledge of the Company, any other Person in which any officer, director, or any such employee or Material Shareholder has a substantial or material interest in or of which any officer, director or employee of the Company or Material Shareholder is an officer, director, trustee or partner. There are no Claims or disputes of any nature or kind between the Company, on the one hand, and any officer, director or employee of the Company or any Material Shareholder, on the other hand, or, to the Company’s knowledge, between or among any of them, relating to the Company and its business.

6.25         Internal Accounting Controls. Except as set forth in the SEC Documents, the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to Assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for Assets is compared with the existing Assets at reasonable intervals and appropriate action is taken with respect to any differences.

16

6.26         Acknowledgment Regarding Buyers’ Purchase of the Shares. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Buyer or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer’s purchase of the Shares. The Company further represents to each Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

6.27         Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12 of the Exchange Act, and the Company has taken no action designed to, or which to the best of its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration.

6.28         Bad Actor. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person. As used in this Section 6.28, the term “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

6.29         Brokerage Fees. Except for the Placement Agent, there is no Person acting on behalf of the Company who is entitled to or has any claim for any financial advisory, brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby. Pursuant to the Engagement Letter, the Company has agreed to pay the Placement Agent (A) a cash fee equal to 5% and shares of Common Stock of the Company equal to 5% of the gross proceeds received by the Company (with the number of shares of Common Stock to be determined based on the lowest price per share paid by the investors in the Offering) in respect of Buyers introduced by the Placement Agent to the Company (“MDB Buyers”), and (B) a cash fee of 5% of the gross proceeds received by the Company in respect of Buyers who are not MDB Buyers. The foregoing fees and shares of Common Stock are to be paid to the Placement Agent from time to time as the subscriptions from Buyers are accepted by the Company, and the share portion of the fee is subject to increase if the Company issues additional shares to Buyers pursuant to Section 7.7 hereof. The Company has also agreed to reimburse the Placement Agent up to $32,500 for its expenses and its legal fees and expenses in connection with the sale of the Shares.

6.30         Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that, to the knowledge of the Company, neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. The Company understands and confirms that each of the Buyers will rely on the foregoing representation in effecting the contemplated transaction in securities of the Company under this Agreement.

17

6.31         No Integrated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such Securities under the Securities Act.

6.32         No Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities will not be, or be an affiliate of, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

6.33         U.S. Real Property Holding Corporation. The Company is not, nor has ever been, and so long as any of the Securities are held by any of the Buyers, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company shall so certify upon any Buyer’s request.

ARTICLE VII

COVENANTS

7.1           Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Articles VIII and IX of this Agreement.

7.2           Form D. If required by applicable Law, the Company agrees to file a Form D with respect to the sale of the Shares as required under Regulation D of the Securities Act and to provide a copy thereof to the Placement Agent. The Company shall take such action as the Company shall reasonably determine is necessary to qualify the Shares, or obtain an exemption for the Shares for sale to each of the Buyers pursuant to this Agreement under applicable securities or “Blue Sky” Laws of the states of the United States, and shall provide evidence of any such action so taken to the Placement Agent.

7.3           Affirmative Covenants.

(a)          Reporting Status; Listing. Until the earlier of two (2) years from the date hereof or when the Shares are no longer registered in the names of the Buyers on the books and records of the Company, the Company shall: (i) file in a timely manner all reports required to be filed under the Securities Act, the Exchange Act or any securities Laws and regulations thereof applicable to the Company of any state of the United States, or by the rules and regulations of the Principal Trading Market, and, if not otherwise publicly available, to provide a copy thereof to each Buyer upon request; (ii) not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination; (iii) if required by the rules and regulations of the Principal Trading Market, promptly secure the listing of any of the Shares upon the Principal Trading Market (subject to official notice of issuance) and, take all reasonable action under its control to maintain the continued listing, quotation and trading of its Common Stock on the Principal Trading Market, and the Company shall comply in all respects with the Company’s reporting, filing and other Obligations under the bylaws or rules of the Principal Trading Market, the Financial Industry Regulatory Authority, Inc. and such other Governmental Authorities, as applicable.

18

(b)          Rule 144. With a view to making available to each Buyer the benefits of Rule 144 under the Securities Act (“Rule 144”), or any similar rule or regulation of the SEC that may at any time permit Buyers to sell the Shares to the public without registration, the Company represents and warrants to the Buyers and the Placement Agent that the Company ceased being a Shell Company on November 7, 2016, and since that date has been subject to Section 13 or 15(d) of the Exchange Act and has filed all required reports thereunder. For the purposes hereof, the term “Shell Company” shall mean an issuer that meets the description set forth under Rule 144(i)(1)(i). In addition, until the earlier of three (3) years from the date hereof or when the Shares no longer are required to bear a restrictive legend, the Company shall, at its sole expense:

(i)          make, keep and ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144, is publicly available;

(ii)         furnish to each Buyer, promptly upon reasonable request: (A) a written statement, executed by a senior officer of the Company, certifying that the Company has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; and (B) such other information as may be reasonably requested by each Buyer to permit each Buyer to sell any of the Shares pursuant to Rule 144 without limitation or restriction; and

(iii)        promptly at the request of each Buyer at any time on or after November 7, 2017, give the Company’s transfer agent instructions to the effect that, upon the transfer agent’s receipt from any Buyer of a certificate (a “Rule 144 Certificate”) certifying that such Buyer’s holding period (as determined in accordance with the provisions of Rule 144) for any portion of the Shares which such Buyer proposes to sell (the “Securities Being Sold”) is not less than six (6) months, and receipt by the transfer agent of the “Rule 144 Opinion” (as hereinafter defined) from the Company or its counsel (or from such Buyer and its counsel as permitted below), the transfer agent is to effect the transfer of the Securities Being Sold and issue to such Buyer or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such Securities Being Sold on the transfer agent’s books and records or, at the Buyer’s option, the Securities Being Sold shall be transmitted by the transfer agent to the Buyer by crediting the account of the Buyer’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system if the transfer agent is then a participant in such system. In this regard, upon each Buyer’s request, the Company shall have an affirmative obligation at its expense to cause its counsel to promptly issue to the transfer agent a legal opinion providing that, based on the Rule 144 Certificate, the Securities Being Sold were or may be sold, as applicable, pursuant to the provisions of Rule 144, even in the absence of an effective registration statement (the “Rule 144 Opinion”). If the transfer agent requires any additional documentation in connection with any proposed transfer by any Buyer of any Securities Being Sold, the Company shall promptly deliver or cause to be delivered to the transfer agent or to any other Person, all such additional documentation as may be necessary to effectuate the transfer of the Securities Being Sold and the issuance of an unlegended certificate to any transferee thereof, all at the Company’s expense.

19

7.4           Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares for working capital and general corporate purposes, including marketing and product promotion, capital expenditures and payment of the fees and expenses incurred in connection with the Offering.

7.5           Fees and Expenses. The Company agrees to pay to each Buyer (or any designee or agent of the Buyers), upon demand, or to otherwise be responsible for the payment of, any and all costs, fees, charges and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for any Buyer, and of any experts and agents, which any Buyer may incur or which may otherwise be due and payable in connection with any documentary stamp taxes, intangibles taxes, recording fees, filing fees, or other similar taxes, fees or charges imposed by or due to any Governmental Authority in connection with this Agreement or any other Transaction Documents; The provisions of this Subsection shall survive the termination of this Agreement.

7.6           Public Disclosure of Buyers. The Company shall not publicly disclose the name of any Buyer, or include the name of any Buyer in any filing with the SEC or any regulatory agency or Principal Trading Market, without the prior written consent of such Buyer except: (a) as required by federal securities law in connection with any registration statement contemplated by the Registration Rights Agreement or (b) to the extent such disclosure is required by Law or Principal Trading Market regulations, in which case the Company shall provide Buyers with prior written notice of such disclosure permitted under this clause (b).

7.7           Additional Shares. In the event the Company issues any Shares pursuant to this Agreement and the price per Share (the “New Purchase Price”) paid by Buyers purchasing such Shares (the “Subsequent Buyers”) is less than the Purchase Price, the Company shall issue to each Buyer (each, a “Specified Buyer” and, together, the “Specified Buyers”) who had purchased Shares prior to the purchase of Shares by the Subsequent Buyer, for no additional consideration whatsoever, a number of additional Shares equal to (A) (x) the number of Shares previously purchased by such Specified Buyer multiplied by (y) (I) the Purchase Price minus (II) the New Purchase Price divided by (B) the New Purchase Price. In the event any of the Specified Buyers entitled to receive additional Shares pursuant to this Section 7.8 is an MDB Investor, the Company shall, simultaneously with the issuance of such Shares to the Specified Buyers, issue to the Placement Agent, for no additional consideration and pursuant to the terms of the Engagement Letter, a number of additional Shares equal to (A) the aggregate number of additional Shares to be issued to such MDB Investor, multiplied by (B) 5.0%, rounded down to the nearest whole Share.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL

The obligation of the Company hereunder to issue and sell the Shares to each Buyer is subject to the satisfaction, at or before the acceptance of a subscription by the Company from such Buyer, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

20

8.1           The Buyer acquiring Shares shall have executed the Transaction Documents that require the Buyer’s execution, and delivered them to the Company.

8.2           The Buyer acquiring Shares shall have paid the Buyer’s Purchase Price to the Company.

8.3           The representations and warranties of the Buyer acquiring Shares shall be true and correct in all material respects as of the date when made and as of the acceptance by the Company of such Buyer’s subscription as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the acceptance of such Buyer’s subscription for Shares by the Company.

8.4           The Company shall have obtained all governmental, regulatory or third party consents and approvals necessary for the sale of the Shares.

8.5           No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

8.6           Since the date of execution of this Agreement, no event or series of events shall have occurred that resulted, or could reasonably be expected to result, in a Material Adverse Effect.

8.7           Trading in the Common Stock shall not have been suspended by the SEC or any Principal Trading Market at any time since the date of execution of this Agreement.

ARTICLE IX

CONDITIONS PRECEDENT TO A BUYER’S OBLIGATIONS TO PURCHASE

The obligation of a Buyer hereunder to purchase the Shares is subject to the satisfaction, at or before the acceptance by the Company of such Buyer’s subscription for Shares, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for the benefit of each Buyer acquiring Shares and may be waived by each such Buyer at any time in their sole discretion:

9.1           The Company shall have executed and delivered the Transaction Documents and delivered the same to the Placement Agent and the Buyers.

9.2           The Company shall have delivered to the transfer agent for the Company’s Common Stock issuance instructions and all other documents required by such transfer agent to issue by direct registration in book-entry form in such Buyer’s name the number of Shares that the Buyer is purchasing.

21

9.3           The representations and warranties of the Company and the Operating Sub shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality, Material Adverse Effect or similar qualification in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Company’s acceptance of such Buyer’s subscription for Shares as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company and the Operating Sub shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company and the Operating Sub at or prior to acceptance of such subscription.

9.4           The Company shall have obtained all governmental, regulatory or third party consents and approvals necessary for the sale of the Shares.

9.5           No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

9.6           Trading in the Common Stock shall not have been suspended by the SEC or any Principal Trading Market at any time since the date of execution of this Agreement.

9.7           Since the date of execution of this Agreement, no event or series of events shall have occurred that resulted, or could reasonably be expected to result, in a Material Adverse Effect.

ARTICLE X

INDEMNIFICATION

10.1         Company’s Obligation to Indemnify. In consideration of the Placement Agent’s and each Buyers’ execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, the Company hereby agrees to defend and indemnify the Placement Agent, each Buyer, and each Affiliates of the Placement Agent and each Buyer and their respective subsidiaries, and their respective directors, officers, employees, agents and representatives, and the successors and assigns of each of them (collectively, the “Buyer Indemnified Parties”) and the Company hereby agrees to hold the Buyer Indemnified Parties harmless, from and against any and all Claims made, brought or asserted against the Buyer Indemnified Parties, or any one of them, and the Company hereby agrees to pay or reimburse the Buyer Indemnified Parties for any and all Claims payable by any of the Buyer Indemnified Parties to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at one-half of the highest non-usurious rate of interest permitted by applicable Law in the state of New York, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by the Company or any Operating Subs in this Agreement, the other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; (ii) any breach of any covenant, agreement or Obligation of the Company or any Operating Sub contained in this Agreement, the other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (iii) any Claims brought or made against the Buyer Indemnified Parties, or any one of them, by any Person and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the other Transaction Documents or any other instrument, document or agreement executed pursuant hereto or thereto. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Claims covered hereby, which is permissible under applicable Law. The Company will not be liable to any Buyer under this Section 10.1: (i) for any settlement by a Buyer in connection with any Claim effected without the Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; or (ii) to the extent, but only to the extent, that a Claim is attributable solely to any Buyer’s breach of any of the representations, warranties, covenants or agreements made by such Buyer in this Agreement or in the other Transaction Documents.

22

ARTICLE XI

MATTERS RELATING TO THE BUYERS

11.1         Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under this Agreement and the Transaction Documents are several and not joint with the obligations of any other Buyer or the Placement Agent, and neither the Placement Agent nor any Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any one or more of the Transaction Documents. The decision of each Buyer to purchase the Shares pursuant to the Transaction Documents has been made by each such Buyer independently of the Placement Agent and the other Buyers and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) of the Company or of its subsidiaries, if any, which may have been made or given by the Placement Agent and any other Buyer or any of their respective officers, directors, principals, employees, agents, counsel or representatives (collectively, including the Placement Agent and the Buyer in question, the “Buyer Representatives”). No Buyer Representative shall have any liability to any other Buyer or the Company relating to or arising from any such information, materials, statements or opinions, if any. Each Buyer acknowledges that neither the Placement Agent nor any other Buyer has acted as agent for such Buyer in connection with making its investment decision hereunder and that neither the Placement Agent nor any Buyer will be acting as agent of such other Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any Proceeding for such purpose. The Company and each of the Buyers acknowledge that, for reasons of administrative convenience the Company has elected to provide each of the Buyers with the same Transaction Documents for the purpose of closing a transaction with multiple Buyers and not because it was required or requested to do so by any Buyer. In furtherance of the foregoing, and not in limitation thereof, the Company and the Buyers acknowledge that nothing contained in this Agreement or in any Transaction Document, and no action taken by any Buyer pursuant thereto, shall be deemed to constitute any two or more Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer acknowledges that he ,she or it has been advised by his or her own legal counsel, or has had the opportunity to engage his, her or its own legal counsel, with respect to this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby and each Buyer understands and agrees that (i) he, she or it has carefully read and fully understands all of the terms of this Agreement and each Transaction Document to which he, she or it is a party; and (ii) he or she is under no disability or impairment that affects his or her decision to sign this Agreement or the other Transaction Documents and he or she knowingly and voluntarily intends to be legally bound by this Agreement and the Transaction Documents.

23

11.2         Equal Treatment of Buyers. No consideration shall be offered or paid to any Buyer to amend or consent to a waiver or modification of any provision of this Agreement or any of the other Transaction Documents, unless the same consideration is also offered to all of the other Buyers parties to the Transaction Documents.

ARTICLE XII

TERMINATION

12.1         Termination. This Agreement may be terminated prior to Outside Closing Date (defined below) (i) by written agreement of the Placement Agent, any Buyer who had signed this Agreement but who had not yet acquired Shares and the Company, or (ii) by either the Company or a Buyer who had signed this Agreement but not yet acquired Shares (as to itself but no other Buyer) upon written notice to the other, if the acceptance by the Company of a subscription shall not have taken place by March 20, 2017, or such later date approved by the Company’s Board of Directors and the Placement Agent, but in no event later than March 28, 2017 (“Outside Closing Date”); provided, that the right to terminate this Agreement under this Section 12.1 shall not be available to any party whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the issuance and sale of Shares to occur on or before such time.

12.2         Consequences of Termination. No termination of this Agreement shall release any party from any liability for breach by such party of the terms and provisions of this Agreement or the other Transaction Documents.

24

ARTICLE XIII

MISCELLANEOUS

13.1         Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:	theMaven, Inc.
5048 Roosevelt Way NE
Seattle, WA
Attention: Bill Sornsin
Email: billso@themaven.net

With a copy (which shall not constitute notice pursuant to this Section 13.1) to:

Golenbock Eiseman Assor Bell & Peskoe LLP
711 Third Avenue
New York, New York 10017
Attention: Andrew D. Hudders
Email: ahudders@golenbock.com
Facsimile: (212) 818-8881

If to the Placement Agent:	MDB Capital Group, LLC
2425 Cedar Springs Road
Dallas, Texas 75201
Attention: Christopher A. Marlett
Email: d@mdb.com
Facsimile: (310) 526-5020

With a copy (which shall not constitute notice pursuant to this Section 13.1) to:

Sheppard, Mullin Richter & Hampton LLP
379 Lytton Avenue
Palo Alto, California 94301
Attention: Jason R. Schendel
Email: jschendel@sheppardmullin.com

If to the Buyers:	To each Buyer based on the information set forth in the Schedule of Buyers attached hereto unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address above, then three (3) business days after deposit of same in a regularly maintained U.S. mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., New York time, on a business day. Any notice hand delivered after 5:00 p.m., New York time, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

25

13.2         Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto and the documents delivered pursuant hereto, including the Transaction Documents other than this Agreement, and the Engagement Letter, set forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as contained herein and in the Transaction Documents; provided, however, except as explicitly stated herein, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, the Company prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and any Buyer, or any instruments any Buyer received from the Company prior to the date hereof, and all such agreements and instruments shall continue in full force and effect in accordance with their respective terms. In addition, as between the Placement Agent and the Company, in the event of any conflict between the terms of the Engagement Letter and the terms of this Agreement, the terms of the Engagement Letter shall govern.

13.3         Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Company without the prior written consent of the Placement Agent and each Buyer. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

13.4         Binding Effect. This Agreement shall be binding upon the parties hereto, their respective successors and permitted assigns.

26

13.5         Amendment. Except as specifically set forth herein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company, the Placement Agent and the Required Buyers. Any amendment to any provision of this Agreement made in conformity with the provisions of this Section 13.5 shall be binding on all Buyers and holders of Securities, as applicable, provided that no such amendment shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding, (2) imposes any Obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion), or (3) adversely affects any Buyer in a manner differently than other Buyers. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Buyers may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 13.5 shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only), (2) imposes any Obligation on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion)., or (3) adversely affects any Buyer in a manner differently than other Buyers. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents who are holders of Securities. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other Obligation to provide any financing to the Company or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that no due diligence or other investigation or inquiry conducted by a Buyer or any Buyer Representative shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document. “Required Buyers” means, as of any date of determination, Buyers holding a majority of the Shares sold pursuant to this Agreement.

13.6         Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

13.7         Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. A digital reproduction, portable document format (“.pdf”) or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by electronic signature (including signature via DocuSign or similar services), electronic mail or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

13.8         Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

27

13.9         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Agreement or any transaction contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

13.10         Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

13.11         Survival. The representations and warranties contained herein shall survive the expiration or termination of this Agreement. Each Buyer shall be responsible only for its own representations, warranties and covenants hereunder.

13.12         Joint Preparation. The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

13.13         Severability. If any one of the provisions contained in this Agreement, for any reason, shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall remain in full force and effect and be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

13.14         No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

13.15         WAIVER OF JURY TRIAL. THE BUYERS, THE PLACEMENT AGENT, AND THE COMPANY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BUYERS AND THE COMPANY ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BUYERS TO PURCHASE THE SHARES.

[SIGNATURES ON THE FOLLOWING PAGES]

28

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

“COMPANY”

THEMAVEN, INC.,
a Delaware corporation

By:
James Heckman,
Chief Executive Officer

“PLACEMENT AGENT”

MDB CAPITAL GROUP, LLC,
a Texas limited liability company

By:

Signature Page to Securities Purchase Agreement

Exhibit 10.1

BUYER SIGNATURE PAGE FOR SECURITIES PURCHASE AGREEMENT

WITH THEMAVEN, INC.

By its execution below, the undersigned Buyer hereby acknowledges and agrees to the terms set forth in the Securities Purchase Agreement to which this signature page is attached.

FOR ENTITY INVESTORS:	FOR INDIVIDUAL INVESTORS:

Signature:
[Name of Entity]	Name:
By:
Name:	Signature:
Title:	Name:

WORK ADDRESS:	HOME ADDRESS:

Attention:	Phone:
Phone:	SSN:
Fax:
E-mail:
Taxpayer ID#:

Number of Shares to be Purchased: _________________

Amount of Subscription (number of shares X $1.00): __________________

Buyer Signature Page to Securities Purchase Agreement

EXHIBIT B

ADDITIONAL RISK FACTORS

The shares of the Company’s common stock that have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), including the Shares issued pursuant to this Agreement, are subject to resale restrictions imposed by Rule 144 under the Securities Act (“Rule 144”), including those set forth in Rule 144(i) which apply to a former “shell company.” Pursuant to Rule 144, a “shell company” is defined as a company that has no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, the Company was, until November 7, 2016, a “shell company” pursuant to Rule 144 (as further described in the SEC Filings), and as such, sales of the Company’s securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from the date on which the information that is required by Form 10 to register the Company’s securities under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) is filed with the Securities and Exchange Commission (the “Commission”). The Company filed such information with the Commission on November 7, 2016. Therefore, any restricted securities the Company has sold or may sell in the future (including Shares sold pursuant to this Agreement) or issues to consultants or employees, in consideration for services rendered or for any other purpose, will have no liquidity until and unless such securities are registered with the Commission and/or until six months after the date of issuance and we have otherwise complied with the other requirements of Rule 144. As a result, it may be harder for the Company to fund its operations and pay its employees and consultants with the Company’s securities instead of cash. Furthermore, it will be harder for the Company to raise funding through the sale of debt or equity securities unless it agrees to register such securities with the Commission, which could cause the Company to expend additional resources in the future. The Company’s prior status as a “shell company” could prevent it in the future from raising additional funds, engaging employees and consultants, and using its securities to pay for any acquisitions, which could cause the value of its securities, if any, to decline in value or become worthless.

Under Rule 144, restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company, or a company that was at any time previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

•	the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is not classified as a "shell company" under Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act. However, in the event the Company was to be so designated in the future, Buyers of Shares would be unable to sell such Shares under Rule 144.